AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 2005

                               FILE NO. 333-122312

                                  UNITED STATES
                   SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON  D.C.  20549

                        POST-EFFECTIVE  AMENDMENT  NO.  1

                                     TO THE

                                    FORM  S-8

          REGISTRATION STATEMENT UNDER  THE  SECURITIES  ACT  OF  1933

                         PAYMENT  DATA  SYSTEMS,  INC.

         (Exact  name  of  registrant  as  specified  in  its  charter)

                  NEVADA                             98-0190072
                 ---------                           ----------
     (State  or  other  jurisdiction                  (IRS  Employer
     of  incorporation  or  organization)          Identification  No.)

                           12500 SAN PEDRO, SUITE 120
                             SAN ANTONIO, TX  78216
                           Telephone:  (210) 249-4100
                                 --------------
    (Address,  Including  Zip Code and Telephone Number, of Principal Executive
                                    Offices)

           AMENDED AND RESTATED 1999 EMPLOYEE COMPREHENSIVE STOCK PLAN

              AMENDED AND RESTATED 1999 NON-EMPLOYEE DIRECTOR PLAN

                      (Full  Title  of  the  Plans)

                                 MICHAEL R. LONG
                             CHIEF EXECUTIVE OFFICER
                                 12500 SAN PEDRO
                                    SUITE 120
                            SAN ANTONIO, TEXAS 78216
                                 (210) 249-4100

                     (Name,  Address  and  Telephone  Number,
                including  Area  Code,  of  Agent  for  Service)

                          Copies of communications to:

                              AMY M. TROMBLY, ESQ.
                              TROMBLY BUSINESS LAW
                           1163 WALNUT STREET, SUITE 7
                                NEWTON, MA 02461
                                 (617) 243-0060


                                     PART  I

           INFORMATION  REQUIRED  IN  THE  SECTION  10(a)  PROSPECTUS

ITEM  1.     PLAN  INFORMATION

Pursuant to the Note to Part I of the Form S-8, the information required by Part I is not filed with the Securities and Exchange Commission.

ITEM  2.     REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

The  Registrant  will  provide without charge to each person to whom a copy of a
Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to Payment Data Systems, 12500 San Pedro, Suite 120, San Antonio, TX 78216.

                             PART  II
    INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents are incorporated by reference in this registration statement.

     a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 filed pursuant to Section 13(c) or 15(d) of the Securities
Exchange  Act  of  1934,  as  amended  (the  "Exchange  Act");

     b) All other reports filed by Registrant pursuant to Section 13(c) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-K referred to in (a) above.

     c) The description of the common stock, $.001 par value per share (the "Common Stock") of the Registrant is contained in the Registrant's annual report on Form 10-KSB.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES

Not  applicable.  The  class  of  securities  to  be offered is registered under
Section  12  of  the  Exchange  Act.

ITEM  5.     INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

No expert or counsel will receive a direct or indirect interest in our company or was our promoter, underwriter, voting trustee, director or officer or employee. Nor does any expert or counsel have any contingent based agreement with us or any other interest in or connection to us.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Nevada law generally sets forth the powers of the Company to indemnify officers, directors, employees and agents. The Articles of Incorporation for the Company provide as follows:

     No director or officer shall have any personal liability to the corporation or its stockholders for the damages for breach of fiduciary duty as a director or officer, except that this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of the law, or
     (ii)  the  payment  of  dividends  in violation of Nevada Revised Statutes.

The  By-laws  of  the  Company  provide  as  follows:

     Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a Director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest legally permissible extent under the general Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgment, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such Directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article. The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a Director or officer of the corporation, or is or was serving at the request of the corporation as a Director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

Under the foregoing provisions of the Registrant's Articles of Incorporation and By-Laws, each person who is or was a director or officer shall be indemnified by the Registrant to the full extent permitted or authorized by the General Corporation Law of Nevada. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of Payment Data Systems, such person shall be indemnified against expenses, including attorneys' fees, reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit or if such a suit is settled, such a person shall be indemnified under such law against both (1)
expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

             Not  applicable.

ITEM  8.     EXHIBITS

Exhibit  No.  Description
------------  -----------

5.1   Opinion  of  Amy  Trombly,  Esq.

4.1 Amended and Restated 1999 Employee Comprehensive Stock Plan (incorporated by reference to such exhibit in the Registrant's Registration Statement on Form S-8, filed January 26, 2005)

4.2   Amended  and  Restated  1999  Non-Employee  Director Plan (incorporated by reference to such exhibit in the Registrant's Registration Statement on Form S-8, filed January 26, 2005)

23.1  Consent  of  Akin,  Doherty,  Klein  &  Feuge,  P.C.

23.2  Consent  of  Counsel  (included  in  Exhibit  5.1  hereto).


ITEM  9.     UNDERTAKINGS

(a)     The  Registrant  hereby  undertakes:

     1. To file, during any period in which it offers or sells securities are being made, a post-effective amendment to this registration statement to:

          (i) Include any additional or changed material information with respect to the plan of distribution.

     2. For determining liability under the Securities Act of 1933, that each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities
Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Antonio, State of Texas on the 3rd day of June, 2005.

                          PAYMENT  DATA  SYSTEMS,  INC.



 By:  /s/  Michael  Long
-------------------------------------
    Michael  R.  Long
    Chief  Executive
    Officer  and  Chief  Financial  Officer





SIGNATURES                                                        DATE



By:  /s/   Michael  R.  Long
    ---------------------------------                   June  3,  2005
Michael  R.  Long
Chief  Executive
Officer  and  Chief  Financial  Officer
(principal  executive  officer  and
principal  financial  and  accounting  officer)


By:  /s/  Louis  A.  Hoch                               June  3,  2005
    ---------------------------------
Louis  A.  Hoch
President,  Chief  Operating  Officer
and  Director


By:  /s/  Peter  G.  Kirby                              June  3,  2005
    ---------------------------------
Peter  G.  Kirby
Director

                                                                    Exhibit  5.1

                                AMY TROMBLY, ESQ.
                           1163 Walnut Street, Suite 7
                          Newton,  Massachusetts  02461
                                 (617) 243-00600

June  3,  2005

Payment  Data  Systems,  Inc.
12500  San  Pedro,  Suite  120
San  Antonio,  Texas  78216

Gentlemen:

I have acted as counsel to Payment Data Systems, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"),
pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Securities Act"), up to 6,000,000 shares of its common stock, $.001 par value per share (the "Shares") which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, I have examined the Company's Articles of Incorporation, as amended, and Bylaws, as amended; and such other records of the corporate proceedings of the Company and certificates of the Company's officers as I deemed relevant; and the Registration Statement and the exhibits filed with the Commission.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations set forth below, I am of the opinion that, once (i) the Registration Statement, as amended, has become effective under the Securities Act, (ii) the Shares have been issued as contemplated by the Registration Statement, and (iii) the Company has received the consideration in the manner described in the Registration Statement, the Shares will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.

No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

I understand that you wish to file this opinion as an exhibit to the Registration Statement, and I hereby consent thereto.


                                            Very  truly  yours,

                                            /s/  Amy  Trombly,  Esq.
                                           ---------------------------

                                                Amy  Trombly,  Esq.

                                  Exhibit 23.1


                       AKIN, DOHERTY, KLEIN & FEUGE, P.C.
                          Certified Public Accountants
                       8610 North New Braunfels, Suite 101
                            San Antonio, Texas  78217
                             Telephone: 210 829-1300
                                Fax: 210 829-4080




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants for Payment Data Systems, Inc. (the "Company"), we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 18, 2005, except for Note 15, to which the date is March 11, 2005, included in the Company's Form 10-KSB for the year ended December 31, 2004, and to all references to our firm included in this Registration Statement.

/s/  Akin,  Doherty,  Klein  &  Feuge

Akin,  Doherty,  Klein  &  Feuge,  P.C.
San  Antonio,  Texas



By:      /s/  Thomas  A.  Akin


Date:  June  3,  2005